MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (hereinafter called "**this MoU**" or "**the MoU**") was entered into, on February 8th, 2021 by and between:

A. Messrs **EDT Agency Services LTD** of 124 Ayias Paraskevis Street, Cyprus (Reg. Nr. HE236594), as lawfully represented (hereinafter called the **"EDT"**), and

B. Messrs **Petronav Carriers LLC**, of 1013, Centre Road – Suite 403A, Wilmington DE19805, as lawfully represented (hereinafter called as the "**Petronav**" and along with EDT called the "**Parties**").

1. Basic outline and background

1.1. EDT provides high quality onshore and offshore services to oil and gas industry worldwide, and among other offers shore-based facilities, ships agency and Ship to Ship services;

1.2. Petronav is an oil and gas trading company, highly experienced in international crude oil sales and maritime logistics services, with operations in USA, Greece, and West Africa, having considerable and valuable experience in the oil and gas industry. Petronav is operating in Greece through its affiliated "**Petrogress (Hellas) Co**;

1.3. The Parties are desirous to cooperate, provide services and assist shipowners and/or charterers and/or cargo owners for ship-to-ship transfers of cargo (hereinafter called the "**STS**") within the national and international waters in and out of the Greek territory, and particularly within the waters of the gulf of Lakonia, South Peloponnese, between Limnos and Lesvos islands, north Aegean Sea, Preveza, Ionian Sea as same will be determined by the Parties from time to time (hereinafter called the "**Territory**");

1.4 This Memorandum sets forth in basic outline the principles, method and proposed arrangements that the Parties have provisionally agreed, subject to contract, in view of cooperating in pursuit of the forecasted business opportunities as more particularly set out and described in clause 2;

1.5. During the term of this Memorandum the Parties will cooperate and negotiate in good faith and with upmost business ethic. If the Parties decide to jointly pursue and implement all or any of the Proposed Projects, a main joint venture agreement in that respect shall be entered between the Parties, setting out in detail the terms which the business cooperation of the Parties shall be found upon (**"the Final Agreements"**);

1.6. The Final Agreements and/or any other agreements that the Parties may entered between them or amongst them and any other third party, once duly approved and executed, shall supersede this Memorandum;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the Parties, intending to be legally bound, and hereby agree as follows:

2. Parties' Services:

Each party shall be responsible for its own costs in relation to all matters arising out from this MoU, (unless a company or other partnership is formed by the Parties) and each Party shall provide its know-how, means and expertise for the support and assistance of the STS operations and particularly, without limiting the generality of the foregoing:

2.1. 'EDT, directly or through its holding, subsidiary or affiliate companies shall provide its know-how and equipment, such as fenders, hoses, support craft and any other technical equipment required for STS operation;

2.2. Petronav, directly or through its holding or affiliates companies shall provide its onshore storage facilities and expertise personnel, make use of its professional network in Greece, obtain all licenses, approvals and permits as required and liaise with the competent local and governmental authorities and third parties;

2.3. Immediately after the signing of this Agreement, the Petronav shall form an entity and transfer to EDT and/or to another company of EDT Group to be nominated by EDT the 50% per cent of the company's issued share capital. The final participation of the Parties, or of any other minority participants that the Parties may agree to grant share, in the new entity and/or J/V, shall be agreed and determined in due course by the Parties;

3. Parties' Declaration, Representations and Warranties:
Each Party hereby declare, represent and warrant that:

3.1. The Parties, their employees and/or agents shall follow and comply with the standard safety practices, the administrative rules and regulations, the local laws and the local conditions as well as all instructions and/or advises of any competent public authority for the safe STS to be made;

3.2. The Parties shall mutually agree on the method that their STS service will be provided, either by incorporating a new company or by entering into joint venture agreement, or otherwise. In this case the relevant provisions of this company shall prevail to the provisions of this MoU;

3.3. Any actions, deeds or things made by any of the Parties and any documents, letters, applications, requests, undertakings or other documents of any nature and description whatsoever executed and/or issued by the Parties in respect of this MoU and the STS shall be considered as made on behalf of both Parties only in case the prior written consent of both Parties has been provided;

3.4. EDT, if so required and agreed by the Parties, shall proceed to the dual registration of a tugboat under Greek flag and such reflagging shall be made sufficient time prior to the commencement of the STS operations. Such dual registration will not be considered as a change of her original ownership, unless the parties make an agreement for the sale and purchase the tugboat -or any other equipment- by the new formed entity and/or J/V;

4. Duration and termination:

4.1. **Duration.** This MoU shall come into force on the date upon which this document is duly signed by the Parties and is entered into for an unlimited period of time;

4.2. **Termination.** Each Party shall be entitled to terminate this MoU by giving to the other Party notice in writing sixty (60) days prior to the termination, in case any of their Parties is in breach of any of its obligations hereunder and such breach is not rectified with ten (10) days from the date then innocent Party gives a relevant written notice. In case a company has been incorporated by the Parties to serve the purposes of this MoU, the relevant provisions of this company shall prevail;

4.2.1. This MoU shall also terminate in the following cases:

a) In case of insolvency, liquidation, winding up, bankruptcy or other similar proceedings against any of the Parties; or

b) In case the Parties mutually agree such termination for any other reason whatsoever;

4.3. **Effect of termination.** The terms of this MoU shall, however, continue to bind the Parties to such extent and for so long as may be necessary to give effect to the rights and obligations embodied herein. Termination of this MoU shall be without prejudice to all accrued rights due between the Parties prior to the date of the termination;

5. Force majeure:

5.1. Notwithstanding any provision to the contrary in this MoU, neither Party shall be liable for any delay in performing its obligations under this MoU if such delay is caused by circumstances beyond its reasonable control (including without limitation any delay caused by any act or omission of the other Party), including any measure taken by any public or governmental authority against Covid-19, provided however that any delay by a sub-contractor or supplier of the party so delaying shall not relieve the Party from liability for delay except where such delay is beyond the reasonable control of the sub-contractor or supplier concerned;

5.2. Subject to the Party so delaying promptly notifying the other party in writing of the reasons for the delay (and the likely duration of the delay), the performance of such Party's obligations shall be suspended during the period that the said circumstances persist and such shall be granted an extension of time for performance equal to the period of the delay;

6. Private and Confidential:

6.1. The content of this MoU and all information relating to it shall be kept strictly private and confidential by the Parties.

6.2. The Parties shall neither disclose nor communicate to any person (other than their professional advisors or with the prior consent of the other Party) or use or exploit for any purposes whatsoever any of the confidential documents or other information it may receive or acquire as a result of entering into this MoU concerning the other Party and its activities. Such obligation shall continue to apply even after the termination of this MoU;

6.3. Where a disclosure of confidential documents or other information as set forth in Clauses 6.1 and 6.2 is required by law, or by any other body or authority authorised by law to require the same, or in connection with the resolution of any dispute between the Parties, in order to protect the interests of the disclosing Party in any legal proceedings or arbitration, such disclosure may be made, however to the minimum extent required and only after consultation with the other Party;

6.4. Upon termination of this MoU, each Party agrees to return to the other Party all confidential documents concerning the other Party;

7. Miscellaneous:

7.1. This MoU sets out the entire agreement and understanding between the Parties and supersedes all prior agreements, representations and proposals, oral or written, between the Parties hereto with respect to the rendering of the services hereunder. No amendment of or supplement to this MoU shall be valid unless it is in writing and signed by the Parties;

7.2. Failure by any Party to exercise or delay in exercising any right or remedy under this MoU shall not constitute a waiver by that Party of its rights or remedies. The rights and remedies provided herein do not exclude any rights and remedies provided by law;

7.3. No Party may, except as expressly provided in this MoU, assign, transfer or delegate all or any of its rights, benefits, duties, undertakings or obligations hereunder without the prior written consent of the other Party. In any case, this MoU shall be binding upon and accrue to the benefit of the successors and the assignees of the Parties hereto;

7.4. In the event that any term or provision of this MoU is rendered or declared illegal, invalid or unenforceable in whole or in part by any statute, rule, regulation or any decision of any court or tribunal of competent jurisdiction or for any reason whatsoever, then the validity of all other provisions (and if applicable the remainder of the provision in question) shall not be affected. The illegal, invalid or unenforceable term or provision shall be deemed to be deleted from this MoU. In case, however, such deletion materially effects or alters the commercial basis of this MoU, the Parties shall negotiate the amendment of the provisions and terms of this MoU as may be necessary or desirable in the circumstances;

8. Notices:

Any notice, request, instruction or other document deemed by any of the Parties hereto to be necessary or desirable to be given to the other Party hereto in connection with this MoU shall be in writing and shall be faxed, emailed or mailed by certified mail as follows:

Petronav Carriers llc
3, Irodotou street, Piraeus 18538 – Greece
T: +30 (210) 4599741 | F: +30 (210) 4599744
Email: petronav@petronavcarrier.com

EDT Agency Services Ltd
124, Ayias Pareskevis Street, Yermasoyia - Limassol 4044 Cyprus
Tel: +357 25 899000 | Fax: +357 25 662115
Email: mike.socratous@edtoffshore.com

9. Announcements and Publicity:

Neither Party shall make any public disclosures or announcements regarding this Memorandum or its subject matter without the prior written consent of the other Party, unless this is dictated by the Law;

10. Variation:

This Agreement may not be released, discharged, supplemented, interpreted, amended, varied or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the Parties;

11. Law and Courts:

This MoU shall be governed and construed in accordance with the laws of Greece and any dispute, controversy, or claim arising out of or in connection with this MoU shall be referred to the non-exclusive jurisdiction of the Courts of Piraeus

12. Counterparts:

This MoU has been signed in two (2) counterparts of equal value and each Party kept one. The Parties accept that a facsimile transmitted copy or photocopy of the MoU equals to original and is legally binding.

For EDT Agency Services ltd.	For Petronav Carriers llc
EDT AGENCY SERVICES LTD LIMASSOL	PETRONAV CARRIERS LLC
Name: **Mike Socratous**	Name: **Christos P. Traios**
Title: Operations / BD Director	Title: Man. Director